                                                                     EXHIBIT (T)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          DISCOVER CARD MASTER TRUST I
                         Series 2000-1 Monthly Statement

                      Class A Certificate CUSIP # 25466KCQ0
                      Class B Certificate CUSIP # 25466KCR8

Distribution Date: March 15, 2002                Month Ending: February 28, 2002

Pursuant to the Series Supplement dated as of January 27, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.     Payments to investors in Series 2000-1 on this Distribution Date (per $1000 of Class Initial Investor Interest)
       ---------------------------------------------------------------------------------------------------------------

       Series 2000-1                                                  Total                     Interest                   Principal
                                                                      -----                     --------                   ---------
           Class A      28 days at    2.01750000%              $1.569166660                 $1.569166660                $0.000000000

           Class B      28 days at    2.21750000%              $1.724722222                 $1.724722222                $0.000000000

2.     Principal Receivables at the end of February, 2002
       --------------------------------------------------
   (a) Aggregate Investor Interest                                                                            $29,015,132,542.82

       Seller Interest                                                                                         $4,685,677,784.65

       Total Master Trust                                                                                     $33,700,810,327.47

   (b) Group One Investor Interest                                                                            $29,015,132,542.82

   (c) Series 2000-1 Investor Interest                                                                           $526,316,000.00

   (d) Class A Investor Interest                                                                                 $500,000,000.00

       Class B Investor Interest                                                                                  $26,316,000.00

3.     Allocation of Receivables Collected During February, 2002
                                                                                                                  Yield Collections/
                                                       Finance Charge Collections     Principal Collections        Additional Funds
                                                       --------------------------     ---------------------        ----------------
   (a) Allocation of Collections between Investors and Seller:

       Aggregate Investor Allocation                          $442,550,545.68           $4,446,934,192.16                      $0.00

       Seller Allocation                                       $75,441,380.11             $758,066,746.67                      $0.00

   (b) Group One Allocation                                   $442,550,545.68           $4,446,934,192.16                      $0.00

   (c) Series 2000-1 Allocation                                 $7,862,599.44              $79,006,709.25                      $0.00

   (d) Class A Allocation                                       $7,469,443.57              $75,056,113.54                      $0.00

       Class B Allocation                                         $393,155.87               $3,950,595.71                      $0.00

   (e) Principal Collections as a monthly percentage of Master Trust Receivables
       at the beginning of February, 2002                                                                                     14.80%

   (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
       at the beginning of February, 2002                                                                                      1.47%

   (g) Total Collections as a monthly percentage of Master Trust Receivables
       at the beginning of February, 2002                                                                                     16.27%

4.     Information Concerning the Series Principal Funding Account ("SPFA")
       --------------------------------------------------------------------

                                       Deposits into the SPFA          Deficit Amount                    SPFA             Investment
                                     on this Distribution Date    on this Distribution Date             Balance             Income
                                     -------------------------    -------------------------             -------             ------
       Series 2000-1                             $0.00                        $0.00                      $0.00                $0.00

5.     Information Concerning Amount of Controlled Liquidation Payments
       ----------------------------------------------------------------

                                        Amount Paid on this             Deficit Amount on this          Total Payments through this
                                         Distribution Date                 Distribution Date                  Distribution Date
                                         -----------------                 -----------------                  -----------------
       Series 2000-1                        $0.00                             $0.00                              $0.00

6.     Information Concerning the Series Interest Funding Account ("SIFA")
       -------------------------------------------------------------------

                                                                               Deposits into the SIFA                     SIFA
                                                                             on this Distribution Date                  Balance
                                                                             -------------------------                  -------
       Series 2000-1                                                               $829,971.12                           $0.00

7.     Pool Factors for February, 2002
       Class A                                                                                                            1.00000000

       Class B                                                                                                            1.00000000

8.     Investor Charged-Off Amount
       ---------------------------

                                                                                                               Cumulative Investor
                                                                                        February, 2002          Charged-Off Amount
                                                                                        --------------          ------------------
   (a) Group One                                                                       $175,689,578.47                       $0.00

   (b) Series 2000-1                                                                     $3,121,398.89                       $0.00

   (c) Class A                                                                           $2,965,318.66                       $0.00

       Class B                                                                             $156,080.23                       $0.00

   (d) As an annualized percentage of
       Principal Receivables at the
       beginning of February, 2002                                                               7.12%                         N/A

9.     Investor Losses for February, 2002                                                                   Per $1,000 of Initial
       ----------------------------------                                                 Total            Series Investor Interest
                                                                                          -----            ------------------------
   (a) Group One                                                                            $0.00                    $0.00

   (b) Series 2000-1                                                                        $0.00                    $0.00

   (c) Class A                                                                              $0.00                    $0.00

       Class B                                                                              $0.00                    $0.00

10.    Reimbursement of Investor Losses for February, 2002                                                  Per $1,000 of Initial
       ---------------------------------------------------                                Total            Series Investor Interest
                                                                                          -----            ------------------------
   (a) Group One                                                                            $0.00                    $0.00

   (b) Series 2000-1                                                                        $0.00                    $0.00

   (c) Class A                                                                              $0.00                    $0.00

       Class B                                                                              $0.00                    $0.00

11.    Aggregate Amount of Unreimbursed Investor Losses for February, 2002
       -------------------------------------------------------------------

                                                                                                            Per $1,000 of Initial
                                                                                          Total            Series Investor Interest
                                                                                          -----            ------------------------
   (a) Group One                                                                            $0.00                    $0.00

   (b) Series 2000-1                                                                        $0.00                    $0.00

   (c) Class A                                                                              $0.00                    $0.00

       Class B                                                                              $0.00                    $0.00

12.    Investor Monthly Servicing Fee payable on this Distribution Date
       ----------------------------------------------------------------

   (a) Group One                                                                                            $49,372,719.32

   (b) Series 2000-1                                                                                           $877,193.33

   (c) Class A                                                                                                 $833,333.33

       Class B                                                                                                  $43,860.00

13.    Class Available Subordinated Amount at the end of the Distribution Date
       -----------------------------------------------------------------------

                                                                                                                As a Percentage of
                                                                                       Total                 Class A Invested Amount
                                                                                       -----                 -----------------------
       Series 2000-1, Class B                                                     $65,789,500.00                     13.1579%

14.    Total Available Credit Enhancement Amounts
       ------------------------------------------

                                                                            Shared Amount               Class B Amount
                                                                            -------------               --------------
   (a) Maximum Amount on this Distribution Date                                     $0.00               $39,473,700.00

   (b) Available Amount on this Distribution Date                                   $0.00               $39,473,700.00

   (c) Amount of unreimbursed Drawings on Credit
       Enhancement on this Distribution Date                                        $0.00                        $0.00

   (d) Credit Enhancement Fee on this Distribution Date                                                      24,143.94

15.    Delinquency Summary
       -------------------

       Master Trust Receivables Outstanding at the end of February, 2002                            $34,184,205,250.83

                                                                      Delinquent Amount              Percentage of Ending
       Payment Status                                                   Ending Balance             Receivables Outstanding
       --------------                                                   --------------             -----------------------
       30-59 Days                                                       $774,034,329.46                     2.26%

       60-179 Days                                                    $1,716,676,584.80                     5.02%

16.    Excess Spread Percentages on this Distribution Date (1)
       ---------------------------------------------------
   (a) Group One             (2)                                                                            5.94%

   (b) Series 2000-1         (3)                                                                            6.86%

17.    Net Charge-Offs on this Distribution Date (4)
       -----------------------------------------
       Charge-offs net of recoveries as an annualized percentage of Principal Receivables
       at the beginning of February, 2002                                                                   6.39%

                                                  U.S. Bank National Association
                                                  as Trustee

                                                  BY:
                                                     ---------------------------
                                                      Vice President

------------------------------------------

(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of (i) the monthly interest for each Series (see 'Deposits into the SIFA' in Item 6), (ii) the monthly servicing fee for each Class of this Series (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 2000-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of January 27, 2000 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-1 Master Trust Certificates for the Distribution Date occurring on March 15, 2002:

1.   Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

3.   The aggregate amount of Collections processed during February, 2002
     is equal to                                                                                                   $5,722,992,864.62

4.   The aggregate amount of Class A Principal Collections processed during February, 2002
     is equal to                                                                                                      $75,056,113.54

5.   The aggregate amount of Class A Finance Charge Collections processed during February, 2002
     is equal to                                                                                                       $7,469,443.57

6.   (a)  The aggregate amount of Class A Principal Collections recharacterized as Series Yield
          during February, 2002 is equal to                                                                                    $0.00

     (b)  The aggregate amount of Class A Additional Funds for this Distribution date is equal to                              $0.00

7.   The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall is equal to                                                    $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off Amount is equal to                                       $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                                            $0.00

8.   The sum of all amounts payable to the Class A Certificateholders on the current Distribution Date is
     equal to                                                                                                            $784,583.33

9.   The aggregate amount of Class B Principal Collections processed during February, 2002
     is equal to                                                                                                       $3,950,595.71

10.  The aggregate amount of Class B Finance Charge Collections processed during February, 2002
     is equal to                                                                                                         $393,155.87

11.  (a)  The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections
          during February, 2002 is equal to                                                                                    $0.00

     (b)  The aggregate amount of Class B Additional Funds for this Distribution date is equal to                              $0.00

12.  The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall is equal to                                                    $0.00

     (b)  with respect to the Class B Cumulative Investor Charged-Off Amount is equal to                                       $0.00

     (c)  with respect to the Class B Investor Interest is equal to                                                            $0.00

13.  The sum of all amounts payable to the Class B Certificateholders on the current Distribution Date is
     equal to                                                                                                             $45,387.79

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly
     Certificate of the Series Supplement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of March, 2002.

Series 2000-1                                   DISCOVER BANK
                                                as Master Servicer

                                                By:
                                                   -----------------------------
                                                Vice President, Chief Accounting
                                                Officer and Treasurer